BIORESTORATIVE THERAPIES, INC.
555 Heritage Drive
Jupiter, Florida  33458

November 4, 2011

Mr. Mark Weinreb
9 Colgate Lane
Woodbury, New York  11797

Dear Mr. Weinreb:

Reference is made to the Stock Grant Agreement, dated as of May 31, 2011, between BioRestorative Therapies, Inc. (formerly known as Stem Cell Assurance, Inc.) (the “Company”) and Mark Weinreb (the “Grantee”) (the “Agreement”).

The parties hereby agree that Section 3 of the Agreement is deleted in its entirety and replaced with the following:

“3.           VESTING OF SHARES.  The Shares shall vest at such time as the Company shall receive, after November 4, 2011, equity and/or debt financing in the aggregate amount of Two Million Dollars ($2,000,000) (the receipt of such post-November 4, 2011 financing being hereinafter referred to as the “Vesting Time”) provided that the Grantee remains continuously employed by the Company through the Vesting Time.  The Grantee shall forfeit all of the Shares if he does not remain continuously employed by the Company through the Vesting Time.  Until the Vesting Time, the Company shall hold the certificate representing the Shares.”

Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

Very truly yours,

BIORESTORATIVE THERAPIES, INC.

By: /s/ Mandy Clark
      Mandy Clark,
      Vice President, Operations

Agreed:

/s/ Mark Weinreb
Mark Weinreb